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                                                                    EXHIBIT 99.4

                                OFFER TO EXCHANGE
                    PASS THROUGH CERTIFICATES, SERIES 2001-2,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                    PASS THROUGH CERTIFICATES, SERIES 2001-2,
                                       OF
                             AMERICAN AIRLINES, INC.

                             -----------------------

To Our Clients:

     Enclosed for your consideration are the prospectus, dated        , 2002
(the "Prospectus"), of American Airlines, Inc. (the "Company") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the Company's offer to exchange (the "Exchange Offer") registered Pass Through Certificates, Series 2001-2 (the "New Certificates") for any and all of its outstanding Pass Through Certificates, Series 2001-2 (the "Old Certificates"), upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal.

     We are the registered holder (the "Registered Holder") of Old Certificates held for your account. An exchange of the Old Certificates can be made only by us as the Registered Holder and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD CERTIFICATES HELD BY US FOR YOUR ACCOUNT. The Prospectus and related Letter of Transmittal provide a procedure for holders to tender their Old Certificates by means of guaranteed delivery.

     We request information as to whether you wish to exchange any or all of the Old Certificates held by us for your account upon the terms and subject to the conditions of the Exchange Offer.

     Your attention is directed to the following:

         1. New Certificates of the same class will be issued in exchange for Old Certificates at the rate of $1,000 face amount of New Certificates for each $1,000 face amount of Old Certificates. The New Certificates will make distributions from April 2, 2002. Holders of Old Certificates whose Old Certificates are accepted for exchange will be deemed to have waived the right to receive any payment of distributions on the Old Certificates accrued from April 2, 2002 to the date of issuance of the New Certificates. The form and terms of the New Certificates are identical in all material respects to the form and terms of the Old Certificates, except that the New Certificates have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will not contain restrictions on transfer or provisions relating to interest rate increases, and the New Certificates will be available only in book-entry form.

         2. Based on interpretations of the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters to third parties, New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Certificates directly from the Trustee for its own account or
     (ii) a person that is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or of any Trustee) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring such New Certificates in its ordinary course of business and such holder has no arrangements or understanding with any person to participate in the distribution of the New Certificates. Holders of Old Certificates wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

         3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM AMOUNT OF OLD CERTIFICATES BEING TENDERED.



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         4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Certificates for, any Old Certificates not accepted for exchange prior to such termination.

         5. The Exchange Offer will expire at 5:00 P.M., New York City time, on , 2002, unless extended by the Company (the "Expiration Date"). Tendered Old Certificates may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 P.M., New York City time, on the Expiration Date if such Old Certificates have not previously been accepted for exchange pursuant to the Exchange Offer.

         6. Any transfer taxes applicable to the exchange of the Old Certificates pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

     If you wish to have us tender any or all of your Old Certificates, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Certificates, the entire amount of Old Certificates held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD CERTIFICATES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE LAW.


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                                OFFER TO EXCHANGE
                    PASS THROUGH CERTIFICATES, SERIES 2001-2,
                      WHICH HAVE BEEN REGISTERED UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ANY AND ALL OUTSTANDING
                    PASS THROUGH CERTIFICATES, SERIES 2001-2,
                                       OF
                             AMERICAN AIRLINES, INC.

                             -----------------------

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Certificates for New Certificates.

     This will instruct you to tender the face amount of Old Certificates indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.


                                                    SIGN HERE


                                       ----------------------------------------
                                                    SIGNATURE



Securities to be tendered:             ----------------------------------------
                                                    SIGNATURE
Tender all of the securities

         Face Amount*

Old Certificates


---------------------------------
    NAME(s) (PLEASE PRINT)


---------------------------------
           ADDRESS


---------------------------------
          ZIP CODE


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 AREA CODE AND TELEPHONE NUMBER


Dated: __________________________


* Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.


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